Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS



  We consent to the incorporation by reference into this Registration Statement on Amendment No. 2 to Form S-2 (File No. 333-13103) of our report dated March 14, 1997, on our audit of the consolidated balance sheet of Avalon Community Services, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statement of operations, stockholders' equity and cash flow for the year then ended. We also consent to the reference to our firm under the caption "Experts."




                                                              Grant Thornton LLP


Oklahoma City, Oklahoma
October 3, 1997